UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2015

VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)-VISTEON

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Executive Officer

On June 10, 2015, Visteon Corporation (the “Company”) announced that Sachin Lawande will succeed Timothy D. Leuliette as the Company’s Chief Executive Officer. Mr. Leuliette’s employment was terminated effective June 8, 2015.

(c) Appointment of Director & Chief Executive Officer; Compensatory Arrangements of Chief Executive Officer

On June 10, 2015, the Company announced that Mr. Lawande (48) will succeed Mr. Leuliette as the Company’s Chief Executive Officer. Mr. Lawande’s employment will commence June 29, 2015 (or such earlier date as the Company and Mr. Lawande may agree), and Mr. Lawande will be appointed to serve as a member of the Board effective as of his commencement of employment. The Company has not entered into any new compensatory arrangements with Mr. Leuliette in connection with the conclusion of his employment with the Company.

Mr. Lawande is an accomplished automotive OEM electronics veteran with over a decade of global leadership experience in the industry. From 2005, Mr. Lawande held several leadership roles at HARMAN International Industries, most recently serving as president of the Infotainment Division, HARMAN’s largest division with nearly $3 billion in annual sales. Prior to joining HARMAN, Mr. Lawande held senior roles at QNX Software Systems and 3Com Corporation. None of HARMAN, QNX Software Systems nor 3Com Corporation are a parent, subsidiary or affiliate of the Company.

In connection with his appointment as Chief Executive Officer of the Company, the Company and Mr. Lawande entered into an employment agreement, dated as of June 8, 2015 (the “Employment Agreement”) with an initial term of three (3) years. In addition, the Company will make certain equity grants to Mr. Lawande on or soon after he commences active employment.

Pursuant to the Employment Agreement, Mr. Lawande will receive an annualized base salary of $1 million, with a target annual cash bonus opportunity of 100% of his base salary, a maximum annual cash bonus opportunity of 200% of his target bonus opportunity and a cash sign-on/buy-out payment of $3.25 million, subject to 100% clawback if Mr. Lawande is terminated for Cause (as defined in the Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Employment Agreement) before June 29, 2016, and 50% clawback if Mr. Lawande is terminated for Cause or voluntarily terminates his employment without Good Reason after June 29, 2016, and before June 29, 2017. Mr. Lawande’s bonus for 2015, if any, will be based on a target incentive opportunity of 100% of his base salary and will be pro-rated for his time served with the Company in 2015. If Mr. Lawande is terminated without Cause or his employment is voluntarily terminated for Good Reason, he will receive (i) a cash payment equal to one and one-half times (1.5x) the sum of his annual base salary and target bonus, (ii) a pro rata annual bonus for the year of termination based on corporate achievement levels for the entire year, (iii) up to eighteen (18) months of health benefits and (iv) reimbursement for outplacement services for a period of up to one (1) year in an amount not exceeding $50,000. If, within two (2) years after the occurrence of a Change in Control (as defined in the Employment Agreement), Mr. Lawande is terminated without Cause or his employment is voluntarily terminated for Good Reason, he will receive (i) a cash payment equal to two times (2x) the sum of his annual base salary and target bonus, (ii) a pro rata portion of the annual bonus awarded to the Mr. Lawande for the fiscal year in which the termination occurs, assuming the achievement at target level, (iii) up to eighteen (18) months of life, accident and health insurance benefits, (iv) accelerated vesting of any benefits under the Company’s 2010 Supplemental Executive Retirement Plan and Savings Parity Plan or any successor to any such plans or similar plans and payment of benefits under such plans in accordance with their terms and (v) reimbursement for outplacement services for a period of up to one (1) year in an amount not exceeding $50,000. Mr. Lawande will be entitled to participate in the Company’s standard benefits and perquisites on the same basis as other senior executives of the Company. Mr. Lawande may be required, upon certain triggering events, to repay all or a portion of his incentive compensation, pursuant to the Company’s clawback policy, including any clawback policy adopted by or applicable to the Company under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Employment Agreement also contains confidentiality, intellectual property and non-disparagement provisions, as well as non-competition and non-solicitation provisions.

Pursuant to the Employment Agreement, the Company will make initial equity grants (“Initial Equity Grants”) under the Visteon Corporation 2010 Incentive Plan (the “Plan”) with a grant date value equal to $5 million pro-rated based on the date Mr. Lawande commences employment with the Company and comprised of (i) twenty-five percent (25%) time-based restricted stock units (“RSUs”) that will vest in three (3) equal annual installments in each of 2016, 2017 and 2018, respectively, subject to Mr. Lawande’s continued employment, (ii) twenty-five percent (25%) options to purchase the Company’s common stock (“Stock Options”) at an exercise price equal to the fair market value of the underlying stock on the grant date and that will vest in three (3) equal annual installments in each of 2016, 2017 and 2018, respectively, subject to Mr. Lawande’s continued employment and (iii) fifty percent (50%) performance-based stock units (“PSUs”) that will be earned, subject to Mr. Lawande’s continued employment, based on the Company’s total shareholder return for a specified three (3)-year performance period. The Initial Equity Grants will be subject to the terms and conditions of the Plan and the Company’s forms of award agreements.

Pursuant to the Employment Agreement, Mr. Lawande is entitled to a grant of time-based restricted stock units (“Sign-On/Buy-Out RSUs”) that will vest on the third (3rd) anniversary of the commencement of Mr. Lawande’s employment, subject to Mr. Lawande’s continued employment. The Sign-On/Buy-Out RSUs will have a grant date value equal to $3.25 million and be subject to the terms and conditions of the Plan. The Sign-On/Buy-Out RSUs will also provide for dividend equivalents in the form of additional shares of the Company’s common stock in the event of the issuance of dividends on shares of the Company’s common stock (with such additional shares subject to the same terms and conditions of the Sign-On/Buy-Out RSUs), and, in the event Mr. Lawande’s employment is terminated by the Company without Cause or by Mr. Lawande for Good Reason, the Sign-On/Buy-Out RSUs will fully vest.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement for Sachin Lawande. A copy of the Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

There is no arrangement or understanding between Mr. Lawande and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Lawande and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Lawande has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The Company’s press release announcing the succession of Mr. Leuliette by Mr. Lawande is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

SECTION 8 – OTHER EVENTS

Item 8.01.	Other Events.

See “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, which is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement for Sachin Lawande, dated June 8, 2015.

99.1	Press Release dated June 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: June 10, 2015	By:	/s/ Peter M. Ziparo
Peter M. Ziparo
Vice President and General Counsel